EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Servotronics, Inc.


We hereby consent to the incorporation by reference in the Registration Statement of Servotronics, Inc. on Form S-8 of our report dated March 18, 2003, relating to the consolidated balance sheet of Servotronics, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations and cash flows for the years ended December 31, 2002 and 2001, which report appears in the December 31, 2002 annual report on Form 10-KSB of Servotronics, Inc.


                           PricewaterhouseCoopers LLP


Buffalo, New York
April 10, 2003